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                                                                       EXHIBIT 2

                             JOINT FILING AGREEMENT


         Global Credit Corp. (Overseas) Ltd. and Mr. Charles Ewert hereby agree that the Schedule 13G to which this Agreement is attached, relating to the Common Stock of The A Consulting Team, Inc., is filed on behalf of each of them.

                                          Global Credit Corp. (Overseas) Ltd.

                                          By:   /s/ Charles Ewert
                                                --------------------------------
                                                Charles Ewert
                                                Authorized Representative
Dated: April 30, 1999



                                          /s/ Charles Ewert
                                          --------------------------------------
                                          Charles Ewert
Dated: April 30, 1999